                    FEDERAL INCOME TAX SHARING AGREEMENT
                                BY AND AMONG
                     RIVERSOURCE LIFE INSURANCE COMPANY
                 RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK
                                     AND
                         AMERIPRISE FINANCIAL, INC.

      This Tax Sharing Agreement ("Agreement") dated January 1, 2007 restates and amends all prior Tax Sharing Agreements by and between RiverSource Life Insurance Company ("RSLIC" or "Parent") and RiverSource Life Insurance Co. of New York ("RSLICNY") (collectively, the "Parties"), each of which is referred to as a Member and together are referred to as the "Parties". In addition, Ameriprise Financial, Inc. ("AMP") is a signatory to this Agreement but is not a participant in such Agreement as AMP does not file a consolidated tax return with any of the Members or Parties to this Agreement.

      WHEREAS, RSLIC is required under the Internal Revenue Code and Treasury regulations as the parent corporation of the Consolidated Group to pay any taxes owed as the result of filing the consolidated return; and

      WHEREAS, the Parties must provide for any inter-company balances of amounts "due and from" under this Agreement to be settled; and

      WHEREAS, AMP is the Parent of RSLIC but is not a Participant in such Agreement, and AMP recognizes that each of the Members to this Agreement is bound by such Agreement;

      NOW THEREFORE, the Parties agree as follows:

1. RSLIC as the common parent of the Consolidated Group shall act as the sole agent of the Consolidated Group, for each Member of the Consolidated Group and any successor of the Consolidated Group with respect to all matters relating to the tax liability for the Consolidated Group under the rules set forth in Section 1.1502-77 of the Treasury Regulations on Income Tax (26 C.F.R.).

2. A Member's portion of the tax liability of the group shall be the tax liability of the group, multiplied by a fraction, the numerator of which is the separate return liability of such Member, and the denominator of which is the sum of the separate return liabilities of all the Members. For this purpose, a separate return is defined as a return completed by a Member as if it were and had been filing as a separate individual taxpayer. However, intercompany transactions which are deferred under a consolidated tax return filing should be recognized. Further, method (B) as set forth in paragraph 3 of New York Insurance Department Circular Letter No. 33 (1979) shall be utilized by the Parties and the tax charged shall not be more than the Member would have paid if it had filed on a separate return basis. A Member shall be paid for any foreign tax credits, investments credits, losses or any loss carry over (collectively herein referred to as "Credits") generated by it, to the extent actually used in the consolidated return. Payment shall be equal to the reduction in tax generated by its Credits.

3. If the amount paid by any Member licensed as an insurance company in the State of New York (a "New York Member") to the Parent for federal income taxes is greater than the actual payment made by the Parent to the Internal Revenue Service, the difference shall be placed by the Parent in escrow in an escrow account ("Escrow Account") established under an Escrow Agreement substantially in the form attached hereto as Exhibit A, consisting of assets eligible as an investment for the New York Member. The Escrow Account shall be established and maintained by the Parent in an amount equal to the excess of the amount paid by the New York Member to the Parent for federal income taxes over the actual payment made by the Parent to the Internal Revenue Service. Assets may be released to the Parent from the Escrow Account at such time as the permissible period for loss carrybacks has elapsed.

4. Once a Member of the Consolidated Group is paid for its credits it cannot use such credits in the calculation of its tax liability under the separate return basis. Any of the Member's credits which are not used in the consolidated return and for which it has not been paid shall be retained by the Member for possible future use.

5. Any obligation of a Member of the Consolidated Group as determined under this Agreement owed to another Member of the Consolidated Group shall be paid by the Member owing such amount within thirty (30) days of the payment of any tax due (including estimated taxes or taxes owed in the event of a redetermination of taxes as determined in Paragraph 6) or within thirty (30) days of any tax refund actually received. In the event that payment is not timely made, interest shall accrue at a rate of interest determined by the Treasurer of AMP based upon the short-term interest rate that would be incurred were AMP to borrow funds from an independent third party.

6. In the event of a redetermination of the taxes owed by the Consolidated Group or any Member of the Consolidated Group is made by the Internal Revenue Service, by the Consolidated Group through the filing of an amended return, by a court, or by any other means, the amount of tax owed by each Member of the Consolidated Group under Paragraph 2 shall be recalculated. Interest on these subsequent adjustments shall be paid at the same rate that is either paid to the Internal Revenue Service in the event of additional tax owed or is paid by the Internal Revenue Service to the Consolidated Group or Member of the Consolidated Group. For purposes of determining the interest rate, netting of payments and refunds shall be made to the extent allowed under the Code.

7. This Agreement may be amended from time to time by agreement in writing executed by all of the Members that at such time constitute the Consolidated Group.

8. This Agreement shall remain in force unless any one of the three following conditions is met:

      (A) All of the Parties to the Agreement agree in writing to the termination of the Agreement;

      (B) Membership in the Consolidated Group ceases or is terminated for any reason; or

      (C) The Consolidated Group fails to file a consolidated return for a taxable year.

9. Notwithstanding the termination of this Agreement, its provisions will remain in effect, with respect to any period of time during the tax year in which termination occurs, for which the income of the terminating party must be included in the consolidated return and in any prior period for which the terminating party is a Member of the Consolidated Group.

10. This Agreement shall not be assignable by any Party, without the prior written consent of the other Parties.

11. With the consent of AMP (as evidenced in writing by action of the Board of Directors or any officer of AMP), any direct or indirect subsidiary or other entity controlled directly or indirectly by AMP may become a party hereto effective as of the date specified in writing by the adopting subsidiary or other entity. Any subsidiary or other entity adopting this Agreement shall be bound by the provisions of this Agreement in effect at the effective time of adoption and subsequently in effect because of any amendment to this Agreement. This Paragraph 11 is in addition to, and not in limitation of, the provisions and operation of Paragraph 14 hereof.

12. Notwithstanding its termination, all material relating to a consolidated federal tax return filed in accordance with this Agreement including, but not limited to, returns, supporting schedules, workpapers, correspondence and other documents shall be made available to any party to this Agreement during regular business hours.

13. Any controversy arising under this Agreement shall be settled by arbitration in Minneapolis, Minnesota. All controversies shall be settled in accordance with the American Arbitration Association rules then in effect, and any award rendered thereon shall be enforceable in any court of competent jurisdiction.

14. This Agreement sets forth the entire understanding of the Parties and supersedes any prior agreement on the subject matter hereof.

15. Any company that is owned by another Member of the Consolidated Group that becomes part of the Consolidated Group by operation of the Code or Treasury Regulations and that is required to file as a Member of the Consolidated Group shall automatically become a Party to this Agreement.

                          [Continued on next page]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement as of the day and year first above written.

RIVERSOURCE LIFE INSURANCE COMPANY

BY: _____________________________

RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

BY: _____________________________

AMERIPRISE FINANCIAL, INC.

BY: _____________________________

                                  EXHIBIT A
                                  ---------

                              ESCROW AGREEMENT

ESCROW AGREEMENT, dated ________ among RiverSource Life Insurance Company ("RSLIC"), RiverSource Life Insurance Co. of New York ("RSLICNY)" and ______________________ (collectively, the "Parties") as Escrow Agent ("Escrow Agent").

WHEREAS, RSLIC is required to establish and maintain a special account consisting of assets eligible as an investment for a New York life insurer in an amount equal to the excess of the amount paid by RSLICNY to RSLIC for federal income taxes over the actual tax payment made by RSLIC.

WHEREAS, escrow assets may be released to RSLIC from the special account at such time as the permissible period for loss carrybacks has expired, and

WHEREAS, RSLIC desires to deposit securities with the Escrow Agent for such purpose;

NOW THEREFORE, in consideration of the mutual agreements and other valuable considerations and the provisions herein contained, it is hereby agreed by and among RSLICNY, RSLIC, and the Escrow Agent that RSLIC shall establish and maintain a special account with the Escrow Agent pursuant to the following conditions:

      1. Securities placed in the special account shall be held by the Escrow Agent, its successors or assigns, in trust, exclusively for the benefit of the RSLICNY and free of any lien or other claim of the Escrow Agent or any judgment, creditor, or other claimant of RSLIC.

      2. Except as hereinafter provided, no securities in this account or any principal cash account held pursuant to this Agreement shall be released by the Escrow Agent except (i) upon receipt of a written request of RSLICNY and RSLIC, and (ii) upon substitution of other securities satisfying the provisions of this Agreement.

      3. Upon maturity of any security held hereunder, the Escrow Agent may surrender the same for payment and hold the proceeds thereof in a principal cash account that is to be maintained as part of this account in accordance with this Agreement. The principal cash account shall be invested pursuant to the instructions of RSLIC.

      4. Unless and until the Escrow Agent is notified to the contrary by RSLICNY and RSLIC, all income collected on or received from the securities held hereunder is to be paid to or upon the order of RSLIC.

      5. The Escrow Agent shall be accountable to RSLICNY and RSLIC, as their interests may appear, for the safekeeping of the securities and cash reserves held by it hereunder.

      6. The Escrow Agent shall send advices with respect to all security and principal cash transactions, within ten (10) days after said transactions take place, to RSLICNY and RSLIC.

      7. On or before March 1 of each year, RSLICNY shall advise the Escrow Agent and RSLIC if the permissible period for use of any tax loss as a carryback has expired and shall authorize the Escrow Agent to release to RSLIC, from the special account, such amounts as were deposited in the special account with respect to such tax loss.

      8. The Escrow Agent may cancel this Agreement, effective not less than thirty (30) days after delivery of notice thereof to RSLICNY and RSLIC, and RSLICNY or RSLIC may cancel this Agreement at any time without assigning any reason therefor, effective upon delivery of notice thereof to the Escrow Agent and the other Parties; provided no cancellation by any party shall be effective until either (a) a new escrow agreement is executed by RSLIC with another escrow agent and approved by RSLICNY, and the securities and cash principal in the special account are transferred to the newly designated escrow agent in accordance with written instructions from RSLIC approved by the RSLICNY, or (b) a letter of credit, acceptable to the New York State Insurance Department, is delivered to the RSLICNY in substitution for the foregoing special account.

      9. Any successor in interest of the Escrow Agent, or receiver, liquidator, or other public officer appointed to administer the affairs of the Escrow Agent, shall succeed to all the obligations assumed hereunder by the Escrow Agent.

      10. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

      11. All notices and other communications which shall be or may be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed to the Parties at their respective addresses set forth at the end of this Agreement or to such other address as any of the Parties hereto shall furnish to the other.

      12. Any controversy arising under this Agreement shall be settled by arbitration in New York City in accordance with the American Arbitration Association rules then in effect, and any award rendered thereon shall be enforceable in any court of competent jurisdiction.

      13. This Agreement sets forth the entire understanding of the Parties and supersedes any prior agreement on the subject matter hereof and may not be changed or terminated except by an agreement in writing signed by the Parties.

IN WITNESS WHEREOF, the Parties hereto execute this Agreement as of the day and year first above written.

RIVERSOURCE LIFE INSURANCE COMPANY

BY: _____________________________

RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

BY: _____________________________

[ESCROW AGENT]

By:    __________________

Title:   __________________